Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2007 Earnings

SAN JOSE, Calif., October 31, 2007—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the third quarter ended September 30, 2007.

Third Quarter Results:

Revenues for the third quarter of 2007 were $61,866,000, a decrease of 3% from revenues of $63,875,000 for the third quarter of 2006. Net loss for the third quarter was $7,496,000 as compared to net income of $8,052,000 for the third quarter of 2006. Earnings per share (EPS) for the third quarter of 2007 were a loss of $0.25 per share, as compared to earnings of $0.28 per share for the third quarter of 2006.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the third quarter of 2007, excluding the impact of an in-process R&D expense of $10,120,000 and the amortization of acquired intangibles and other acquisition-related assets of $3,704,000, both associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $2,880,000; and the tax benefits associated with such expenses, were $7,615,000 and $0.26 per share on a diluted basis, representing a decrease of 30% from the non-GAAP net income of $10,903,000 and non-GAAP diluted EPS of $0.37 per share for the third quarter of 2006.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “During the third quarter, we completed the acquisition of the Cordless and VoIP Terminals business of NXP and operated as one company for the last three weeks of the quarter. As anticipated, the acquired business had a positive impact on our non-GAAP net income and EPS (excluding the in-process R&D expense and the amortization of acquired intangibles and other acquisition-related assets) for the third quarter of 2007. We believe the acquisition will have a greater positive financial impact in the fourth quarter of 2007 and 2008. In the fourth quarter of 2007, we believe our revenues will double as compared to the fourth quarter of 2006, and we will significantly improve our operating margins.”

Mr. Ayalon added: “During the earnings conference call, we will elaborate on the market conditions for traditional cordless telephony, which remains challenging, our activities related to the introduction of our next generation of products, the outlook for the fourth quarter of 2007 and 2008, and the contributions expected from the acquired business going forward.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended September 30, 2007 to the same period during 2006, because results for the third quarter of 2006 did not include the amortization of acquired intangibles and other acquisition-related assets and the in-process R&D expense. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video and data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, video and data communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including the statements made by Mr. Ayalon about DSP Group’s belief that (i) the acquisition of the Cordless and VoIP Terminals business of NXP will have a greater positive financial impact in the fourth quarter of 2007 and 2008; (ii) its revenues will double as compared to the fourth quarter of 2006, (iii) the acquisition will significantly improve its operating margins, and (iv) the acquisition will contribute to its business going forward. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including the risk that the acquired business will not be integrated successfully; the risk that the revenue potentials, cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; disruption relating to the acquisition that makes it more difficult for DSP Group to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the acquisition; slower than expected change in the nature of the residential communications domain, including the VoIP and DECT markets, unexpected delays in the introduction of new products, especially VoIP and DECT products; failure to achieve broad market acceptance of existing and new products by existing and potential OEM customers; DSP Group’s inability to add new customers and develop and produce new products at competitive costs and in a timely manner; decline or fluctuations in gross margins and the effect on revenues and profitability; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2006 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the third quarter of 2007 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

— US Dial-In # 1-888-286-8010 (passcode: 83156797)

— International Dial-In # 1-617-801-6888 (passcode: 83156797)

For more information, please contact Ofer Elyakim, Vice President of Business Development, DSP Group Inc. at (408) 240-6839; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$61,866	$63,875	$163,590	$176,565
Cost of product revenues and other	37,201	37,689	98,434	103,676

Gross profit	24,665	26,186	65,156	72,889
Operating expenses:
Research and development	13,874	12,242	39,095	35,553
Sales and marketing	4,680	4,357	12,987	12,233
General and administrative	3,271	2,771	10,196	8,466
In-process R&D	10,120	—	10,120	—
Amortization of intangible assets	3,057	—	3,057	—

Total operating expenses	35,002	19,370	75,455	56,252

Operating income (loss)	(10,337)	6,816	(10,299)	16,637
Other income :
Interest and other income, net	2,569	3,372	9,148	9,832

Income (loss) before provision for income taxes	(7,768)	10,188	(1,151)	26,469
Provision for income taxes (benefit)	(272)	2,136	2,016	5,691

Net income (loss)	$(7,496)	$8,052	$(3,167)	$20,778

Net earnings (loss) per share:
Basic	$(0.25)	$0.28	$(0.11)	$0.70
Diluted	$(0.25)	$0.27	$(0.11)	$0.68

Weighted average number of shares of Common stock used in the computation of:
Basic	29,436	29,279	28,716	29,543
Diluted	29,549	29,748	28,903	30,388

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$61,866	$63,875	$163,590	$176,565
Cost of product revenues and other	36,411	37,563	97,312	103,342

Gross profit	25,455	26,312	66,278	73,223
Operating expenses:
Research and development	12,424	10,589	33,628	30,975
Sales and marketing	4,351	4,013	11,771	11,267
General and administrative	2,313	1,917	6,613	5,516

Total operating expenses	19,088	16,519	52,012	47,758

Operating income	6,367	9,793	14,266	25,465
Other income :
Interest and other income, net	2,569	3,372	10,144	9,832

Income before provision for income taxes	8,936	13,165	24,410	35,297
Provision for income taxes	1,321	2,262	4,291	6,025

Net income	$7,615	$10,903	$20,119	$29,272

Net earnings per share:
Basic	$0.26	$0.37	$0.70	$0.99
Diluted	$0.26	$0.37	$0.70	$0.96

Weighted average number of shares of Common stock used in the computation of:
Basic	29,436	29,279	28,716	29,543
Diluted	29,549	29,748	28,903	30,388

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net (loss) income	$(7,496)	$8,052	$(3,167)	$20,778

Equity-based compensation expense Included in cost of product revenues	143	126	475	334
Amortization of adjustment of inventories to market values Included in cost of product revenues	647	—	647	—
Equity-based compensation expense Included in R&D	1,450	1,653	5,467	4,578
Equity-based compensation expense Included in SG&A	1,287	1,198	4,799	3,916
Loss related to certain marketable securities	—	—	996	—
In-process R&D	10,120	—	10,120	—
Amortization of intangible assets related to NXP transaction	3,057	—	3,057	—
Tax benefit resulting from equity-based compensation, loss related to certain marketable securities, in-process R&D and amortization of intangibles and other acquisition-related assets	(1,593)	(126)	(2,275)	(334)
Non-GAAP net income	$7,615	$10,903	$20,119	$29,272

Non-GAAP basic earnings per share	$0.26	$0.37	$0.70	$0.99
Non-GAAP diluted earnings per share	$0.26	$0.37	$0.70	$0.96

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$38,192	$37,344
Marketable securities and cash deposits	69,830	132,170
Trade receivables, net	42,833	21,489
Inventories	16,352	14,366
Other accounts receivable	22,564	4,049
Deferred income taxes	2,638	1,516

Total current assets	192,409	210,934
Property and equipment, net	14,926	12,644
Long term marketable securities	50,996	179,368
Severance pay fund	6,311	5,689
Deferred income taxes	4,916	1,987
Goodwill and other intangible assets	246,429	2,694
Other assets	699	672

Total assets	$516,686	$413,988

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,329	$12,205
Other current liabilities	46,517	28,969

Total current liabilities	66,846	41,174
Accrued severance pay	6,650	6,065
Accrued pensions	1,663	—

Stockholders’ equity:
Common stock	32	28
Additional paid-in capital	298,173	216,041
Accumulated other comprehensive income (loss)	569	28
Retained earnings	188,707	195,198
Less – Cost of treasury stock	(45,954)	(44,546)

Total stockholders’ equity	441,527	366,749

Total liabilities and stockholders’ equity	$516,686	$413,988